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                                                                    EXHIBIT 21.1

                           SUBSIDIARIES OF THE COMPANY

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
                                                                                       Name Under Which
               Subsidiary                    Jurisdiction of Incorporation              They Do Business
-------------------------------------        -----------------------------            -------------------
Staples Security Corporation                        Massachusetts                           Same
Staples Trust Company                               Massachusetts                           Same
Staples Contract & Commercial, Inc.                 Delaware                                Same
SOM Hagerstown, Inc.                                Delaware                                Same
Staples Insurance Agency, Inc.                      Delaware                                Same
Staples International, Inc.                         Delaware                                Same
Staples of Maryland, LLC                            Delaware                                Same
Staples the Office Superstore, LLC                  Delaware                                Same
Staples the Office Superstore, Limited              Delaware                                Same
Partnership
Staples the Office Superstore East, Inc.            Delaware                                Same
Staples Connecticut, Inc.                           Connecticut                             Same
Staples Enterprise Risk Solutions, Inc.             Vermont                                 Same
The Business Depot, Ltd.                            Ontario, Canada                         Same
                                                                                   Staples The Business Depot
                                                                                  Staples The Office Superstore
                                                                                        Bureau en Gross
Staples (Deutschland) GmbH                          Germany                                 Same
Staples Employment Services Limited                 England                                 Same
Staples UK Limited                                  England                                 Same
Quill Corporation                                   Delaware                                Same
Quill Lincolnshire, Inc.                            Delaware                                Same
Medical Arts Press, Inc.                            Minnesota                               MAP
SmileMakers, Inc.                                   South Carolina                          Same
SmileMakers Canada, Inc.                            South Carolina                          Same
SmileMakers for Children Company                    Nova Scotia                             Same
Hayes Marketing, Inc.                               Minnesota                               HMI
MAP Support Services, Inc.                          Minnesota                               Same
Milbro, Inc.                                        Delaware                                Same
Staples GP, LLC                                     Delaware                                Same
Agawam Mill, LP                                     Delaware                                Same
Cherokee Mill, LP                                   Delaware                                Same
Coppell Mill, LP                                    Delaware                                Same
Lebanon Mill, LP                                    Delaware                                Same
Staples Partners, LLC                               Delaware                                Same
Staples Real Estate Trust                           Massachusetts                           Same
Staples Airport Express, L.L.C.                     Delaware                                Same
Staples Airport Terminal, L.L.C.                    Delaware                                Same
Staples Airport, L.L.C.                             Delaware                                Same
Staples Express at the Airport, L.L.C.              Delaware                                Same
Staples Business Insurance Agency, L.L.C.           Massachusetts                           Same
Staples Global Holdings, L.P.                       Bermuda                                 Same
Staples Product Sourcing Group
Europe, B.V.B.A.                                    Belgium                                 Same
QSDD UK Limited                                     United Kingdom                          Same
Staples Netherlands B.V.                            Netherlands                             Same
Staples International Limited                       United Kingdom                          Same
Idasil Investimentos Imobiliarios S.A.              Portugal                                Same
OFCEP OFFICE CENTRE Portugal -
    Equipamento de Escritorio Lda.                  Portugal                                Same
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
Business Office Supply B.V.                         Netherlands                             Same
Damster Kantooristallaties B.V.                     Netherlands                             Same
Clip & Paper B.V.                                   Netherlands                             Same
Staples Europe Holdings, G.P.                       Bermuda                                 Same
Staples Value, L.L.C.                               Virginia                                Same
Staples Transportation, L.L.C.                      Delaware                                Same
3053840 Nova Scotia Company ULC                     Nova Scotia                             Same
3053841 Nova Scotia Company ULC                     Nova Scotia                             Same
Peterborough, L.P.                                  Ontario, Canada                         Same
Reliable France SAS                                 France                                  Same
Staples Catalog SAS                                 France                                  Same
JPG Benelux SPRL                                    Belgium                                 Same
Sistemas Kalamazoo                                  Spain                                   Same
Sundex                                              France                                  Same
Neat Ideas, Ltd.                                    United Kingdom                          Same
Mondoffice Srl                                      Italy                                   Same
Staples LUXCO Sarl                                  Luxembourg                              Same
Staples Italy Holding Srl                           Italy                                   Same
Staples France Holding                              France                                  Same
Staples Mail Order UK                               United Kingdom                          Same
JPG  SAS                                            France                                  Same
Bernard Supplies                                    United Kingdom                          Same
Bernard Belgium Sarl                                Belgium                                 Same
Bernard France SAS                                  France                                  Same
Filatur Du Vert Tuquet SARL                         France                                  Same
Le Tuquet SCI                                       France                                  Same
Le Ferrain SCI                                      France                                  Same
Staples Foundation for Learning, Inc.               Massachusetts                           Same
Kontorslagret pa Internet Aktiebolag                Sweden                                  Same
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